Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, Nov. 2, 2026

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Caroline Sardella (918) 230-9992	Ashley Mitchell (918) 240-6082

Williams Delivers Strong Third-Quarter 2026 Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and nine months ended Sept. 30, 2026.

Financial performance demonstrates industry-leading growth position
•GAAP net income: $699 million, or $0.56 per diluted share (EPS), up 8% and 6%, respectively, vs. 3Q 2025
•Adjusted net income: $663 million, or $0.54 per diluted share (Adj. EPS), up 10% vs. 3Q 2025
•Adjusted EBITDA: $2.039 billion, up $119 million or 6% vs. 3Q 2025
•Cash flow from operations (CFFO): $1.505 billion, up $66 million or 5% vs. 3Q 2025
•Available funds from operations (AFFO): $1.589 billion, up $140 million or 10% vs. 3Q 2025
•Dividend coverage ratio: 2.42x (AFFO basis)
•Tracking toward the upper half of 2026 Adjusted EBITDA guidance range of $8.3 billion to $8.5 billion

Expanding growth runway and advancing key milestones
•Closed acquisition of Momentum Midstream, enhancing our premier Haynesville position to serve growing LNG, industrial and power demand
•Announced a 9.4 Bcf storage expansion at Clay Basin
•Announced Transco's 150+ MMcf/d Southeast Supply Enhancement II
•Upsized Transco's Garden Connector capacity by 84 MMcf/d
•Expanded pipeline capacity by 413 MMcf/d across four projects
•Socrates' Plato North Power project on track for in-service by mid-November

CEO Perspective
Chad Zamarin, president and chief executive officer, made the following comments:

“Williams delivered another strong quarter as our teams continued to execute across a growing portfolio of critical energy infrastructure projects. Year-to-date Adjusted EBITDA increased 9% year over year to $6.2 billion, reflecting the strength of our natural gas transmission, storage and gathering businesses and keeping us on track toward the upper half of our 2026 guidance range. Our performance to date, combined with a growing slate of projects set to come online, gives us strong confidence in our ability to achieve our long-term 11% plus Adjusted EBITDA compound annual growth rate through 2030.”

“I am especially proud of our team's exceptional execution to bring Socrates fully online ahead of schedule. As the first of many power projects, Socrates demonstrates our ability to deliver fast, reliable and scalable solutions for customers facing rapidly growing power demand, and we are actively working to commercialize additional power projects, which we expect to announce soon. We also closed the Momentum Midstream acquisition ahead of schedule, enhancing our premier footprint in the Haynesville — America’s fastest-growing natural gas basin — which strengthens Williams' ability to serve growing LNG, power and industrial demand. Across our broader portfolio, we announced new Transco projects and expansions, advanced a storage expansion at Clay Basin, and placed four pipeline projects into service.”

Zamarin added, “Together, these accomplishments underscore our ability to execute across multiple growth platforms while maintaining safe and reliable operations. With growing demand from LNG, power generation and industrial development, Williams is well positioned to deliver durable, long-term value for our customers and shareholders.”

Williams Summary Financial Information	3Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2026		2025		2026		2025

GAAP Measures
Net Income	$699		$646		$2,390		$1,882
Net Income Per Share	$0.56		$0.53		$1.94		$1.54
Cash Flow From Operations	$1,505		$1,439		$4,484		$4,322

Non-GAAP Measures (1)
Adjusted EBITDA	$2,039		$1,920		$6,214		$5,717
Adjusted Net Income	$663		$603		$2,172		$1,899
Adjusted Earnings Per Share	$0.54		$0.49		$1.77		$1.55
Available Funds from Operations	$1,589		$1,449		$4,809		$4,211
Dividend Coverage Ratio	2.42	x	2.37	x	2.48	x	2.30	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.80	x	3.73	x
Capital Investments (Excluding acquisitions) (3) (4)	$2,727		$1,053		$6,011		$2,762

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand and, for 2026, $857 million of cash purchases of certain reimbursable long-lead Power equipment, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital investments include increases to property, plant, and equipment (growth & maintenance), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Third quarter and year-to-date 2026 capital investments exclude $2.816 billion for the September 2026 Momentum acquisition and $6 million and $176 million, respectively, of certain reimbursable long-lead Power equipment. Year-to-date 2025 capital excludes $43 million for the acquisition of Saber Midstream, which closed June 2025; $319 million for the Rimrock acquisition, which closed January 2025; $153 million for the investment in Cogentrix, which closed March 2025; and $1 million for an adjustment of the Crowheart acquisition and Discovery consolidation, which closed 2024.

GAAP Measures
Third-quarter and year-to-date 2026 net income increased by $53 million and $508 million, respectively, compared to the prior year. Both comparative periods benefited from:
•Higher service revenues of $198 million and $512 million, respectively, reflecting new power generation revenues, the Momentum acquisition, projects placed in service, and higher storage revenues, while the year-to-date period also saw increases from new Gulf volumes.
•A gain of $83 million from the sale of a Permian gathering system. The year-to-date period also benefited from a net gain of $130 million from the June 2026 sale of the Brazos Permian II equity-method investment and a $194 million gain on the January 2026 sale of the South Mansfield upstream interests.

•The year-to-date period also reflects higher gas marketing margins.

These favorable changes were partially offset by:
•Reduced upstream results due to the sale of the South Mansfield interests.
•An increase in operating and administrative expenses, including $63 million of acquisition and JV formation costs, as well as costs from acquired businesses and new projects.
•Unfavorable changes in net unrealized gains/losses on commodity derivatives of $29 million and $116 million, respectively.
•The year-to-date period also reflects a higher provision for income taxes driven by increased pre-tax income.

Third-quarter and year-to-date 2026 cash flow from operations increased $66 million and $162 million, respectively, compared to the prior year primarily due to higher operating results exclusive of non-cash items and higher distributions from equity-method investments, partially offset by unfavorable net changes in both working capital, including payment of Transco’s rate refunds in April 2026, and derivative collateral requirements.

Non-GAAP Measures
Third-quarter and year-to-date 2026 Adjusted EBITDA increased by $119 million and $497 million, respectively, over the prior year driven by the previously described increases in service revenues partially offset by reduced upstream results and higher operating and administrative expenses excluding the acquisition and JV formation costs. The year-to-date period also benefited from higher gas marketing margins.

Third-quarter and year-to-date 2026 Adjusted Net Income improved by $60 million and $273 million, respectively, over the prior year driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives, acquisition and JV formation costs, and the gains associated with the asset sales.

Third-quarter and year-to-date 2026 Available Funds from Operations (AFFO) increased by $140 million and $598 million, respectively, compared to the prior year primarily due to higher adjusted operating results exclusive of non-cash items and higher distributions from equity-method investments. The year-to-date period also reflects a favorable change in the current component of the income tax provision.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission, Power & Gulf; Northeast G&P; West; Gas & NGL Marketing Services and Other. For more information, see the company's third-quarter 2026 Form 10-Q.

	Third Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	3Q 2026	3Q 2025	Change	3Q 2026	3Q 2025	Change	2026	2025	Change	2026	2025	Change
Transmission, Power & Gulf	$1,000	$973	$27	$1,030	$947	$83	$2,969	$2,722	$247	$2,999	$2,712	$287
Northeast G&P	542	505	37	542	505	37	1,606	1,520	86	1,606	1,520	86
West	451	342	109	401	367	34	1,217	1,037	180	1,170	1,062	108
Gas & NGL Marketing Services	39	54	(15)	4	11	(7)	202	176	26	230	151	79
Other	52	93	(41)	62	90	(28)	382	286	96	209	272	(63)
Total	$2,084	$1,967	$117	$2,039	$1,920	$119	$6,376	$5,741	$635	$6,214	$5,717	$497

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission, Power & Gulf
Third-quarter and year-to-date 2026 Modified and Adjusted EBITDA improved compared to the prior year driven by new power generation revenues, contributions from projects placed in service, and higher storage revenues, partially offset by higher operating and administrative expenses. New Gulf volumes also benefited the year-to-date period.

Northeast G&P
Third-quarter and year-to-date 2026 Modified and Adjusted EBITDA increased compared to the prior year driven primarily by higher volumes at Ohio Valley Midstream and higher proportional EBITDA from equity-method investments.

West
Third-quarter and year-to-date 2026 Modified EBITDA and Adjusted EBITDA improved compared to the prior year driven by the Momentum acquisition and Louisiana Energy Gateway, placed into service in third-quarter 2025. The year-to-date period also reflected higher gathering volumes including contributions from the 2025 Rimrock and Saber acquisitions, partially offset by lower minimum volume commitment revenues. Modified EBITDA benefited from the gain on sale of a Permian gathering system and the absence of a prior year impairment, partially offset by Momentum acquisition costs, all of which are excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
Third-quarter 2026 Modified EBITDA decreased from the prior year, while year-to-date 2026 Modified EBITDA increased. Both periods reflect net unfavorable changes in unrealized gains/losses on commodity derivatives of $14 million and $79 million, respectively, which are excluded from Adjusted EBITDA. The year-to-date period for both measures benefited from higher gas marketing margins driven by winter storms.

Other
The changes in third-quarter and year-to-date 2026 Modified EBITDA reflect the absence of the South Mansfield upstream interests sold in January 2026 and net unfavorable changes in unrealized gains/losses on commodity derivatives. The year-to-date period also includes a $194 million gain from the January 2026 sale of the South Mansfield upstream interests. Both the gains on sale of the South Mansfield interests and the unrealized gains/losses on commodity derivatives are excluded from Adjusted EBITDA.

2026 Financial Guidance
The company continues to expect 2026 Adjusted EBITDA of $8.3 billion to $8.5 billion and growth capex between $7.3 billion and $7.9 billion. The leverage ratio midpoint for 2026 is approximately 3.75x. Guidance for 2026 growth capex and debt-to-adjusted EBITDA excludes certain reimbursable long-lead equipment.

Williams Third-Quarter 2026 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' third-quarter 2026 earnings presentation will be posted at www.williams.com. The company's third-quarter 2026 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Nov. 3, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register-conf.media-server.com/register/BI584a5f0f046f4d079d5ceddf753d218f

A webcast link to the conference call will be provided on Williams’ Investor Relations website. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably and responsibly meeting growing energy demand. We use our infrastructure to deliver one third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Millions, except per-share amounts)
Revenues:
Service revenues	$2,319	$2,121	$6,677	$6,165
Service revenues – commodity consideration	57	45	148	141
Product sales	845	701	2,744	2,416
Net gain (loss) from commodity derivatives	2	56	(263)	30
Total revenues	3,223	2,923	9,306	8,752
Costs and expenses:
Product costs	618	471	1,670	1,560
Net processing commodity expenses	14	14	35	46
Operating and maintenance expenses	639	583	1,801	1,697
Depreciation, depletion, and amortization expenses	620	564	1,796	1,754
General and administrative expenses	275	168	648	530
Gain on sale of certain assets	(83)	—	(277)	—
Other operating (income) expense – net	4	14	(6)	17
Total costs and expenses	2,087	1,814	5,667	5,604
Operating income (loss)	1,136	1,109	3,639	3,148
Equity earnings (losses)	157	152	477	449
Other investing income (loss) – net	30	19	188	31
Interest expense	(385)	(372)	(1,132)	(1,071)
Other income (expense) – net	50	21	108	51
Income (loss) before income taxes	988	929	3,280	2,608
Less: Provision (benefit) for income taxes	221	246	725	613
Net income (loss)	767	683	2,555	1,995
Less: Net income (loss) attributable to noncontrolling interests	67	36	163	111
Net income (loss) attributable to The Williams Companies, Inc.	700	647	2,392	1,884
Less: Preferred stock dividends	1	1	2	2
Net income (loss) available to common stockholders	$699	$646	$2,390	$1,882
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.56	$.53	$1.95	$1.54
Weighted-average shares (millions)	1,238	1,222	1,228	1,221
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.56	$.53	$1.94	$1.54
Weighted-average shares (millions)	1,239	1,225	1,230	1,224

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30,	December 31,
	2026	2025
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$1,756	$63
Trade accounts and other receivables (net of allowance of ($1) at September 30, 2026 and December 31, 2025)	2,098	2,084
Inventories	319	314
Assets held for sale	—	318
Derivative assets	132	209
Other current assets and deferred charges	427	256
Total current assets	4,732	3,244
Investments	4,507	4,559
Property, plant, and equipment	73,849	62,010
Accumulated depreciation, depletion, and amortization	(21,318)	(20,014)
Property, plant, and equipment – net	52,531	41,996
Intangible assets – net	6,972	6,763
Regulatory assets, deferred charges, and other	1,938	2,011
Total assets	$70,680	$58,573

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,441	$2,224
Liabilities held for sale	—	63
Derivative liabilities	135	135
Other current liabilities	1,545	1,639
Commercial paper	—	700
Long-term debt due within one year	2,202	1,345
Total current liabilities	6,323	6,106
Long-term debt	31,732	27,316
Deferred income tax liabilities	5,940	5,170
Regulatory liabilities, deferred income, and other	5,191	4,986
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at September 30, 2026 and December 31, 2025; 35 thousand shares issued at September 30, 2026 and December 31, 2025)	35	35
Common stock ($1 par value; 1,470 million shares authorized at September 30, 2026 and December 31, 2025; 1,290 million shares issued at September 30, 2026 and 1,261 million shares issued at December 31, 2025)	1,290	1,261
Capital in excess of par value	27,257	24,801
Retained deficit	(11,794)	(12,237)
Accumulated other comprehensive income (loss)	125	127
Treasury stock, at cost (39 million shares at September 30, 2026 and December 31, 2025 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	15,733	12,807
Noncontrolling interests in consolidated subsidiaries	5,761	2,188
Total equity	21,494	14,995
Total liabilities and equity	$70,680	$58,573

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$2,555	$1,995
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation, depletion, and amortization	1,796	1,754
Provision (benefit) for deferred income taxes	716	442
Equity (earnings) losses	(477)	(449)
Distributions from equity-method investees	678	600
Gain on sale of certain assets	(277)	—
Net unrealized (gain) loss from commodity derivative instruments	61	(55)
Gain on disposition of equity-method investments	(127)	—
Inventory write-downs	14	5
Amortization of stock-based awards	65	70
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	154	384
Inventories	(18)	(66)
Other current assets and deferred charges	(40)	(43)
Accounts payable	(302)	(359)
Other current liabilities	(196)	95
Changes in current and noncurrent commodity derivative assets and liabilities	(31)	77
Other, including changes in noncurrent assets and liabilities	(87)	(128)
Net cash provided (used) by operating activities	4,484	4,322
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(700)	(284)
Proceeds from long-term debt	5,538	2,994
Payments of long-term debt	(1,137)	(1,733)
Payments for debt issuance costs	(51)	(29)
Proceeds from issuance of common stock	13	9
Proceeds from sale of partial interest in consolidated subsidiary	3,737	—
Common dividends paid	(1,940)	(1,832)
Dividends and distributions paid to noncontrolling interests	(215)	(197)
Contributions from noncontrolling interests	38	22
Other – net	(76)	(60)
Net cash provided (used) by financing activities	5,207	(1,110)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(5,682)	(2,938)
Dispositions – net	324	(80)
Proceeds from sale of business	187	—
Purchases of businesses, net of cash acquired	(2,816)	(1)
Proceeds from disposition of equity-method investments	6	—
Purchases of and contributions to equity-method investments	(156)	(192)
Other – net	139	9
Net cash provided (used) by investing activities	(7,998)	(3,202)
Increase (decrease) in cash and cash equivalents	1,693	10
Cash and cash equivalents at beginning of year	63	60
Cash and cash equivalents at end of period	$1,756	$70
_________
(1) Increases to property, plant, and equipment	$(6,013)	$(3,079)
Changes in related accounts payable and accrued liabilities	331	141
Capital expenditures	$(5,682)	$(2,938)

Transmission, Power & Gulf
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Regulated interstate natural gas transportation, storage, and other revenues (1)	$873	$892	$930	$953	$3,648	$942	$917	$930	$2,789
Gathering, processing, storage and transportation revenues (1)	179	218	237	258	892	240	254	263	757
Other fee revenues (1)	13	11	6	9	39	33	13	59	105
Commodity margins	14	17	16	21	68	18	13	23	54
Operating and administrative costs (1)	(270)	(286)	(290)	(296)	(1,142)	(282)	(300)	(353)	(935)
Other segment income (expenses) - net (1)	13	2	37	16	68	22	26	40	88
Proportional Modified EBITDA of equity-method investments	36	37	37	37	147	37	36	38	111
Modified EBITDA	858	891	973	998	3,720	1,010	959	1,000	2,969
Adjustments	4	12	(26)	—	(10)	—	—	30	30
Adjusted EBITDA	$862	$903	$947	$998	$3,710	$1,010	$959	$1,030	$2,999

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	15.9	14.0	14.9	15.0	15.0	16.0	14.1	15.4	15.2
Avg. daily firm reserved capacity (MMdth)	20.8	20.6	20.6	21.0	20.8	21.0	20.6	20.7	20.8
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.0	2.4	2.4	2.6	2.6	2.7	2.0	2.2	2.3
Avg. daily firm reserved capacity (MMdth)	3.7	3.7	3.7	3.7	3.7	3.7	4.0	4.0	3.9
MountainWest (3)
Avg. daily transportation volumes (MMdth)	3.7	3.1	3.3	3.5	3.4	3.2	3.0	4.2	3.5
Avg. daily firm reserved capacity (MMdth)	8.4	8.0	8.0	8.3	8.2	8.3	8.0	8.1	8.1
Gulfstream - Non-consolidated (4)
Avg. daily transportation volumes (MMdth)	1.0	1.3	1.4	1.1	1.2	1.0	1.3	1.4	1.2
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf/d)	0.58	0.68	0.75	0.86	0.72	0.76	0.73	0.77	0.75
Plant inlet natural gas volumes (Bcf/d)	0.78	0.89	0.97	1.05	0.93	0.96	0.78	0.93	0.89
NGL production (Mbbls/d)	61	76	87	101	81	91	73	84	83
NGL equity sales (Mbbls/d)	10	15	12	16	13	12	9	13	11
Crude oil transportation volumes (Mbbls/d)	124	196	238	274	208	242	237	294	258

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the operated equity-method investment White River Hub, LLC.
(4) Includes 100% of the volumes associated with the equity-method investment Gulfstream Natural Gas System, L.L.C.

Northeast G&P
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Gathering, processing, transportation, and fractionation revenues (1)	$420	$419	$421	$418	$1,678	$418	$443	$449	$1,310
Other fee revenues	35	37	36	37	145	36	39	38	113
Commodity margins	6	6	6	6	24	—	—	—	—
Operating and administrative costs (1)	(106)	(113)	(114)	(116)	(449)	(103)	(109)	(111)	(323)
Other segment income (expenses) - net	—	(2)	(5)	(3)	(10)	5	(1)	(3)	1
Proportional Modified EBITDA of equity-method investments	159	154	161	166	640	168	168	169	505
Modified EBITDA	514	501	505	508	2,028	524	540	542	1,606
Adjustments	—	—	—	—	—	—	—	—	—
Adjusted EBITDA	$514	$501	$505	$508	$2,028	$524	$540	$542	$1,606

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.39	4.15	4.10	4.02	4.16	4.01	4.16	4.14	4.10
Plant inlet natural gas volumes (Bcf/d)	1.86	1.89	1.90	1.90	1.89	1.95	2.04	2.08	2.02
NGL production (Mbbls/d)	137	138	150	147	143	152	166	170	163
NGL equity sales (Mbbls/d)	1	1	2	1	1	—	—	—	—
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.47	6.72	6.72	7.01	6.73	6.79	6.80	6.86	6.82
Plant inlet natural gas volumes (Bcf/d)	0.94	1.13	1.16	1.16	1.10	1.11	1.12	1.08	1.10
NGL production (Mbbls/d)	68	71	81	80	75	76	82	76	78
NGL equity sales (Mbbls/d)	5	4	2	1	3	2	3	3	3

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within Appalachia Midstream Investments.

West
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$415	$426	$449	$474	$1,764	$478	$454	$516	$1,448
Other fee revenues	8	5	6	8	27	7	7	5	19
Commodity margins	34	29	29	26	118	31	28	35	94
Operating and administrative costs (1)	(152)	(150)	(150)	(153)	(605)	(149)	(166)	(215)	(530)
Other segment income (expenses) - net	11	(1)	(3)	(3)	4	7	1	(1)	7
Impairment or write-off of certain assets	—	—	(25)	(187)	(212)	(3)	—	—	(3)
Gain on sale of certain assets	—	—	—	—	—	—	—	83	83
Proportional Modified EBITDA of equity-method investments	38	32	36	36	142	36	35	28	99
Modified EBITDA	354	341	342	201	1,238	407	359	451	1,217
Adjustments	—	—	25	187	212	3	—	(50)	(47)
Adjusted EBITDA	$354	$341	$367	$388	$1,450	$410	$359	$401	$1,170

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf/d)	5.69	5.94	6.14	6.56	6.09	6.37	6.03	7.18	6.53
Plant inlet natural gas volumes (Bcf/d)	1.52	1.69	1.72	1.78	1.68	1.76	1.69	1.70	1.72
NGL production (Mbbls/d)	83	102	103	105	99	103	118	109	110
NGL equity sales (Mbbls/d)	6	8	7	7	7	7	14	8	10
NGL and Crude Oil Transportation volumes (Mbbls/d) (2)	310	292	294	281	294	269	299	276	282

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), Rocky Mountain Midstream, and Bluestem pipelines.

Gas & NGL Marketing Services
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Commodity margins	$191	$(16)	$6	$45	$226	$248	$12	$9	$269
Net unrealized gain (loss) from derivative instruments	(3)	(4)	46	101	140	(192)	120	32	(40)
Operating and administrative costs	(39)	(19)	(14)	(21)	(93)	(34)	(18)	(19)	(71)
Other segment income (expenses) - net	—	1	—	1	2	—	(1)	—	(1)
Proportional Modified EBITDA of equity-method investments	3	8	16	9	36	18	10	17	45
Modified EBITDA	152	(30)	54	135	311	40	123	39	202
Adjustments	3	15	(43)	(93)	(118)	187	(124)	(35)	28
Adjusted EBITDA	$155	$(15)	$11	$42	$193	$227	$(1)	$4	$230

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.27	6.17	6.52	6.34	6.57	6.73	5.52	5.95	6.06
NGLs (Mbbls/d)	182	170	174	215	185	205	185	201	197

Other
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Service revenues	$4	$4	$4	$4	$16	$4	$4	$13	$21
Net realized product sales	153	146	151	166	616	138	125	128	391
Net unrealized gain (loss) from derivative instruments	(29)	40	5	(6)	10	(33)	22	(10)	(21)
Operating and administrative costs	(54)	(76)	(71)	(82)	(283)	(63)	(73)	(90)	(226)
Other segment income (expenses) - net	1	4	4	8	17	4	8	11	23
Gain on sale of certain assets	—	—	—	—	—	182	12	—	194
Modified EBITDA	75	118	93	90	376	232	98	52	382
Adjustments	29	(40)	(3)	7	(7)	(149)	(34)	10	(173)
Adjusted EBITDA	$104	$78	$90	$97	$369	$83	$64	$62	$209

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.27	0.29	0.30	0.31	0.29	0.22	0.22	0.23	0.22
NGLs (Mbbls/d)	10	12	11	13	11	12	14	13	13
Crude Oil (Mbbls/d)	7	8	7	7	7	8	9	7	8

Capital Expenditures and Investments
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Capital expenditures:
Transmission, Power & Gulf	$369	$590	$660	$1,639	$3,258	$1,174	$1,668	$1,864	$4,706
Northeast G&P	62	39	57	53	211	27	22	24	73
West	549	274	172	119	1,114	82	56	147	285
Gas & NGL Marketing Services	—	1	—	—	1	—	—	—	—
Other	32	68	65	144	309	76	88	454	618
Total (1)	$1,012	$972	$954	$1,955	$4,893	$1,359	$1,834	$2,489	$5,682

Purchases of and contributions to equity-method investments:
Transmission, Power & Gulf	$—	$—	$—	$313	$313	$18	$24	$42	$84
Northeast G&P	10	10	12	6	38	11	38	23	72
West	—	—	1	—	1	—	—	—	—
Gas & NGL Marketing Services	153	—	—	—	153	—	—	—	—
Other	—	6	—	—	6	—	—	—	—
Total	$163	$16	$13	$319	$511	$29	$62	$65	$156

Summary:
Transmission, Power & Gulf	$369	$590	$660	$1,952	$3,571	$1,192	$1,692	$1,906	$4,790
Northeast G&P	72	49	69	59	249	38	60	47	145
West	549	274	173	119	1,115	82	56	147	285
Gas & NGL Marketing Services	153	1	—	—	154	—	—	—	—
Other	32	74	65	144	315	76	88	454	618
Total	$1,175	$988	$967	$2,274	$5,404	$1,388	$1,896	$2,554	$5,838

Capital investments:
Increases to property, plant, and equipment	$978	$1,063	$1,038	$2,296	$5,375	$1,593	$1,754	$2,666	$6,013
Purchases of businesses, net of cash acquired	1	—	—	—	1	—	—	2,816	2,816
Purchases of and contributions to equity-method investments	163	16	13	319	511	29	62	65	156
Purchases of other long-term investments	1	3	2	1	7	2	14	2	18
Total	$1,143	$1,082	$1,053	$2,616	$5,894	$1,624	$1,830	$5,549	$9,003

(1) Increases to property, plant, and equipment	$978	$1,063	$1,038	$2,296	$5,375	$1,593	$1,754	$2,666	$6,013
Changes in related accounts payable and accrued liabilities	34	(91)	(84)	(341)	(482)	(234)	80	(177)	(331)
Capital expenditures	$1,012	$972	$954	$1,955	$4,893	$1,359	$1,834	$2,489	$5,682

Contributions from noncontrolling interests	$5	$14	$3	$14	$36	$—	$32	$6	$38
Contributions in aid of construction	$10	$16	$11	$14	$51	$16	$27	$39	$82
Proceeds from sale of certain upstream assets	$—	$—	$—	$—	$—	$390	$12	$—	$402
Proceeds from sale of business	$—	$—	$—	$—	$—	$48	$—	$139	$187
Proceeds from disposition of equity-method investments	$—	$—	$—	$—	$—	$—	$6	$—	$6
Proceeds from sale of partial interest in consolidated subsidiary	$—	$—	$—	$—	$—	$—	$—	$3,737	$3,737

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation, depletion, and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments, including our indirect share from interests owned by equity-method investees.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2025					2026
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$690	$546	$646	$733	$2,615	$864	$827	$699	$2,390

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.56	$.45	$.53	$.60	$2.14	$.70	$.68	$.56	$1.94
Adjustments:
Transmission, Power & Gulf
Transco rate case timing*	$4	$11	$(15)	$—	$—	$—	$—	$—	$—
Transaction costs*	—	—	—	—	—	—	—	30	30
Acquisition and transition-related costs*	—	1	—	—	1	—	—	—	—
Net gain related to certain asset retirements*	—	—	(11)	—	(11)	—	—	—	—
Total Transmission, Power & Gulf adjustments	4	12	(26)	—	(10)	—	—	30	30
West
Impairment or write-off of certain assets	—	—	25	187	212	3	—	—	3
Acquisition and transition-related costs*	—	—	—	—	—	—	—	33	33
Gain on sale of certain assets	—	—	—	—	—	—	—	(83)	(83)
Total West adjustments	—	—	25	187	212	3	—	(50)	(47)
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	—	11	3	8	22	(5)	(4)	(3)	(12)
Net unrealized (gain) loss from derivative instruments	3	4	(46)	(101)	(140)	192	(120)	(32)	40
Total Gas & NGL Marketing Services adjustments	3	15	(43)	(93)	(118)	187	(124)	(35)	28
Other
Acquisition and transition-related costs*	—	—	2	1	3	—	—	—	—
Net unrealized (gain) loss from derivative instruments	29	(40)	(5)	6	(10)	33	(22)	10	21
Gain on sale of certain upstream assets	—	—	—	—	—	(182)	(12)	—	(194)
Total Other adjustments	29	(40)	(3)	7	(7)	(149)	(34)	10	(173)
Adjustments included in Modified EBITDA	36	(13)	(47)	101	77	41	(158)	(45)	(162)
Adjustments below Modified EBITDA
Gain on sale of Brazos investment, including additional (gain)/loss on consideration received	—	—	—	—	—	—	(126)	(4)	(130)
Transco rate case timing	11	35	(46)	—	—	—	—	—	—
Our share of fair value change from Cogentrix investment	—	—	—	(153)	(153)	(2)	—	—	(2)
Amortization of intangible assets from 2021 Sequent acquisition	5	4	5	4	18	3	2	3	8
	16	39	(41)	(149)	(135)	1	(124)	(1)	(124)
Total adjustments	52	26	(88)	(48)	(58)	42	(282)	(46)	(286)
Less tax effect for above items	(12)	(6)	20	12	14	(11)	69	10	68
Adjustments for tax-related items (2)	—	—	25	(25)	—	—	—	—	—
Adjusted income from continuing operations available to common stockholders	$730	$566	$603	$672	$2,571	$895	$614	$663	$2,172
Adjusted income from continuing operations - diluted earnings per common share (1)	$.60	$.46	$.49	$.55	$2.10	$.73	$.50	$.54	$1.77
Weighted-average shares - diluted (millions)	1,225	1,224	1,225	1,226	1,225	1,226	1,225	1,239	1,230
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2025 includes an adjustment associated with an increase in our estimated deferred state income tax rate. The fourth quarter of 2025 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Net income (loss)	$729	$583	$683	$773	$2,768	$912	$876	$767	$2,555
Provision (benefit) for income taxes	193	174	246	244	857	244	260	221	725
Interest expense	349	350	372	371	1,442	376	371	385	1,132
Equity (earnings) losses	(155)	(142)	(152)	(311)	(760)	(161)	(159)	(157)	(477)
Other investing (income) loss - net	(8)	(4)	(19)	(11)	(42)	(24)	(134)	(30)	(188)
Proportional Modified EBITDA of equity-method investments	236	231	250	248	965	259	249	252	760
Depreciation, depletion, and amortization expenses	585	605	564	593	2,347	584	592	620	1,796
Accretion expense associated with asset retirement obligations for nonregulated operations	24	24	23	25	96	23	24	26	73
Modified EBITDA	$1,953	$1,821	$1,967	$1,932	$7,673	$2,213	$2,079	$2,084	$6,376

Transmission, Power & Gulf	$858	$891	$973	$998	$3,720	$1,010	$959	$1,000	$2,969
Northeast G&P	514	501	505	508	2,028	524	540	542	1,606
West	354	341	342	201	1,238	407	359	451	1,217
Gas & NGL Marketing Services	152	(30)	54	135	311	40	123	39	202
Other	75	118	93	90	376	232	98	52	382
Total Modified EBITDA	$1,953	$1,821	$1,967	$1,932	$7,673	$2,213	$2,079	$2,084	$6,376

Adjustments (1):
Transmission, Power & Gulf	$4	$12	$(26)	$—	$(10)	$—	$—	$30	$30
West	—	—	25	187	212	3	—	(50)	(47)
Gas & NGL Marketing Services	3	15	(43)	(93)	(118)	187	(124)	(35)	28
Other	29	(40)	(3)	7	(7)	(149)	(34)	10	(173)
Total Adjustments	$36	$(13)	$(47)	$101	$77	$41	$(158)	$(45)	$(162)

Adjusted EBITDA:
Transmission, Power & Gulf	$862	$903	$947	$998	$3,710	$1,010	$959	$1,030	$2,999
Northeast G&P	514	501	505	508	2,028	524	540	542	1,606
West	354	341	367	388	1,450	410	359	401	1,170
Gas & NGL Marketing Services	155	(15)	11	42	193	227	(1)	4	230
Other	104	78	90	97	369	83	64	62	209
Total Adjusted EBITDA	$1,989	$1,808	$1,920	$2,033	$7,750	$2,254	$1,921	$2,039	$6,214

(1) Adjustments are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2025					2026
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Net cash provided (used) by operating activities	$1,433	$1,450	$1,439	$1,576	$5,898	$1,603	$1,376	$1,505	$4,484
Exclude: Cash (provided) used by changes in:
Accounts receivable	(82)	(219)	(83)	603	219	(425)	319	(48)	(154)
Inventories, including write-downs	(29)	86	4	(24)	37	(52)	72	(16)	4
Other current assets and deferred charges	40	(4)	7	28	71	9	14	17	40
Accounts payable	29	236	94	(474)	(115)	194	46	62	302
Other current liabilities	70	(220)	55	(75)	(170)	317	(259)	138	196
Changes in current and noncurrent commodity derivative assets and liabilities	(4)	(15)	(58)	(22)	(99)	138	(82)	(25)	31
Other, including changes in noncurrent assets and liabilities	29	48	76	60	213	74	41	(28)	87
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(2)
Dividends and distributions paid to noncontrolling interests	(69)	(62)	(66)	(62)	(259)	(67)	(73)	(75)	(215)
Contributions from noncontrolling interests (1)	5	14	3	14	36	—	—	—	—
Additional Adjustments (2)	24	3	(21)	24	30	(20)	(4)	60	36
Available funds from operations	$1,445	$1,317	$1,449	$1,647	$5,858	$1,770	$1,450	$1,589	$4,809

Common dividends paid	$610	$611	$611	$610	$2,442	$642	$642	$656	$1,940

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.37	2.16	2.37	2.70	2.40	2.76	2.26	2.42	2.48

(1) Beginning in the second quarter of 2026, contributions from noncontrolling interests are excluded from AFFO.
(2) See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income. The first quarter of 2025 also includes $20 million related to an expected distribution from an equity-method investee not received until early April. This amount is excluded from the second quarter of 2025. The fourth quarter of 2025 also includes $15 million related to an expected distribution from an equity‑method investee not received until early January 2026, and this amount is excluded from the first quarter of 2026.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

2026 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Midpoint

Net income (loss) from continuing operations	$3,355
Provision (benefit) for income taxes	975
Interest expense	1,535
Equity (earnings) losses	(620)
Proportional Modified EBITDA of equity-method investments	990
Depreciation, depletion, and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations	2,520
Other	(160)
Modified EBITDA	$8,595
EBITDA Adjustments	(195)
Adjusted EBITDA	$8,400

Net income (loss) from continuing operations	$3,355
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends	220
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$3,135

Adjustments:
Adjustments included in Modified EBITDA(1)	(195)
Adjustments below Modified EBITDA (1)	(115)
Allocation of adjustments to noncontrolling interests	—
Total adjustments	(310)
Less tax effect for above items	80
Adjusted income from continuing operations available to common stockholders	$2,905
Adjusted income from continuing operations - diluted earnings per common share	$2.35
Weighted-average shares - diluted (millions)	1,237

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$6,730
Preferred dividends paid	(3)
Dividends and distributions paid to noncontrolling interests	(328)
Additional adjustments(1)	(24)
Available funds from operations (AFFO)	$6,375
AFFO per common share	$5.15
Common dividends paid	$2,585
Coverage Ratio (AFFO/Common dividends paid)	2.47x

(1) Includes items of income or loss that we characterize as unrepresentative of our ongoing operations.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute on our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to conduct our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 24, 2026, and (b) Part II, Item IA. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

###